Exhibit 99.1

[WAVE WIRELESS LOGO]                                            [WAVERIDER LOGO]

                    WAVE WIRELESS AND WAVERIDER ANNOUNCE THE
                         EXECUTION OF A MERGER AGREEMENT

                  Combined Company to Deliver Expanded Suite of
          Wireless Broadband Solutions Focused on Fast-Growing Markets
       ------------------------------------------------------------------

San Jose, CA and Toronto, ON (Jan. 4, 2005) - Wave Wireless Corporation (OTC Bulletin Board: WVWC) and WaveRider Communications (OTC Bulletin Board: WAVR) today announced the execution of a definitive agreement to merge WaveRider with a wholly owned subsidiary of Wave Wireless. The proposed combination creates a new company offering a broad suite of wireless broadband solutions, a strong global distribution network, and a lower cost structure to position the company for long-term growth and profitability.

The merger unites Wave Wireless' SPEEDLAN(TM) family of 2.4GHz, 4.9GHz and 5.8GHz mesh networking products and WaveRider's Last Mile Solution(R) non-line-of-sight, fixed and mobile wireless 900MHz products. The new company's offerings will be marketed to a wide range of public and private sector companies in the rapidly growing communications, public safety, security and surveillance markets.

The transaction, which was initially announced November 17 following the signing of a letter of intent to merge, is expected to close prior to the end of the first quarter in 2006.

"We believe the merger of WaveRider and Wave Wireless will benefit customers, shareholders and employees of both companies in the short- and long-term by bringing together complementary products, core competencies and talents," said Charles W. Brown, Chief Executive Officer of WaveRider Communications. "The new company's expanded suite of products includes fixed wireless, mesh and mobile wireless products for multiple applications serving the WISP, telecommunications, government, Homeland Security, and safety and surveillance markets."

Wave Wireless Acting CEO Dan Rumsey said: "The merger of Wave Wireless and WaveRider will create a new company recognized for its engineering excellence, innovative technology and global distribution capabilities. I expect the current collaboration between the sales teams of Wave Wireless and WaveRider to very quickly produce benefits as both companies cross-sell their products to existing clients and prospective customers. Additional synergies and substantial cost savings are expected as the companies fully integrate their operations in the U.S. and Canada. It is anticipated that the combined company will have a substantially strengthened competitive position in the marketplace, setting the company on the course toward sustained, long-term growth and profitability."

Under terms of the agreement, WaveRider's security holders will exchange their ownership interest in WaveRider for Wave Wireless common stock and convertible securities with each company's security holders owning approximately 50% of the combined company, on a fully diluted, as converted basis.

Charles W. Brown and T. Scott Worthington, WaveRider's Chief Executive Officer and Chief Financial Officer, will assume their respective positions in the combined company. The board of directors of the combined company will include three directors from Wave Wireless and four directors from WaveRider. The closing of the transaction is subject to certain conditions, including necessary regulatory, board and shareholder approvals.

About WaveRider Communications Inc

WaveRider Communications Inc. (www.waverider.com) is a leader in broadband wireless deployments and technologies. WaveRider's Last Mile Solution(R) non-line-of-sight 900 MHz and 5.8 GHz networks enable communications providers to establish full-saturation coverage networks, deliver advanced communications services, and generate a rapid return on their investment. WaveRider is committed to the development of standards-based wireless technologies that support advanced applications and address the needs of the North American and International markets. WaveRider is traded on the OTC Bulletin Board, under the symbol WAVR.

About Wave Wireless Corporation

Wave Wireless develops, manufactures, and markets highly secure and reliable wireless mesh routers to the telecommunications market worldwide. The Company's wireless mesh routers are designed to combine high performance, multiple operating frequencies and hardware AES encryption to provide networking professionals with the most flexible, scalable and robust mesh routers for integrated network requirements of Internet access and private networks including security and surveillance requirements. Cellular and personal communications service (PCS) providers utilize the Company's repair and maintenance business for a full range of services required to support technical issues associated with the installation, maintenance and operation of refurbished legacy Wave Wireless licensed products. Wave Wireless is traded on the OTC Bulletin Board, under the symbol WVWC. For more information visit www.wavewireless.com or call 408-943-4200.

Media Contact: Wave Wireless                 Investor Contact: Wave Wireless
Greg Berardi                                 Dan Rumsey
Blue Marlin Partners                         Acting Chief Executive Officer
415-239-7826                                 408-943-4200
greg@bluemarlinpartners.com                  dan.rumsey@wavewireless.com

Media and Investor Contact: WaveRider
Scott Worthington
Chief Financial Officer
416-502-3200
sworthington@waverider.com

ARTICLE IX Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for Wave Wireless' or WaveRider's markets and the demand for their products. Factors that could cause Wave Wireless' or WaveRider's actual results to differ materially from these forward-looking statements include the ability to achieve positive cash flow; their deteriorating cash position and their need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the continued intense competition resulting in lower average selling prices; fluctuations in customer demand; reliance upon subcontractors; the timing of new technology and product introductions; and the risk of early obsolescence; and Wave Wireless' dependence on the sale of refurbished licensed radio products. Please refer to our reports and filings with the Securities and Exchange Commission, including our reports on Form 10-K, 10-KSB, 10-Q, 10-QSB and 8-K, for a further discussion of these risks and uncertainties. We also caution you there can be no assurance that the merger will be consummated or, if consummated, that it will be consummated on the terms set forth in the letter of intent. Also, do not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

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Participants in Solicitation

Wave Wireless, WaveRider, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from WaveRider shareholders with respect to the proposed transaction. Information about Wave Wireless' directors and executive officers is available in Wave Wireless' proxy statement for its 2005 annual meeting of shareholders, dated July 13, 2005. Information about WaveRider's directors and executive officers is available in WaveRider's annual report on Form 10-KSB for the year ended December 31, 2004. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the SEC.

Additional Information

Wave Wireless intends to file a registration statement, including a proxy statement of WaveRider, and other materials with the Securities and Exchange Commission ("SEC") in connection with the proposed transaction. We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about Wave Wireless and WaveRider, at www.sec.gov, the SEC's website. Investors may also obtain free copies of these documents at www.wavewireless.com/about/investors.html. Free copies of WaveRider's filings are available at www.waverider.com.

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